Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-135504 and Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectuses of our report dated February 22, 2008 (except for Notes 12, 13 and 20, as to which the date is December 12, 2008), with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

December 12, 2008

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